First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, APRIL 24, 2003
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To Our Shareholders:

      The annual meeting of shareholders of First Bancorp (the "Company") will be held at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on outside back cover) on Thursday, April 24, 2003 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

      1. A proposal to elect eighteen (18) nominees to the board of directors to serve until the 2004 annual meeting of shareholders, or until their successors are elected and qualified.

      2. A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

      3. A proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares available for issuance by 150,000 shares to 705,000 shares.

      4. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only shareholders of record as of the close of business on March 7, 2003 are entitled to notice of and to vote at the annual meeting and any adjournments thereof.

      Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

      Please note that the attached form of proxy includes a request from the Company as to whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting. See outside back cover for a map.

      The proxy statement accompanying this notice sets forth further information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

      Included in this package, in compliance with applicable regulations, is the Company's 2002 Annual Report on Form 10-K, which includes the Company's financial statements and other required disclosures. Also included in the package is a 2002 Summary Annual Report, which includes a financial overview, the president's letter, and other general information about the Company.

                       By Order of the Board of Directors

                                 Anna G. Hollers
                                    Secretary

                                  First Bancorp
                              341 North Main Street
                         Troy, North Carolina 27371-0508
                            Telephone (910) 576-6171

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                                 PROXY STATEMENT
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INTRODUCTION

      This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the "Company") by the board of directors in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Thursday, April 24, 2003 at 3:00 p.m. local time, at Montgomery Community College - Building 200, 1011 Page Street, Troy, North Carolina (see map on outside back cover), and at any adjournment or adjournments thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

      This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 21, 2003.

      Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly to ensure that your shares are voted at the meeting.

      Any shareholder giving a proxy may revoke it at any time before a vote is taken (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted on the proposal in question.

      The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse them for this purpose.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      Only shareholders of record as of the close of business on March 7, 2003 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 9,394,299. Shareholders are entitled to one vote for each share of the Company's common stock.

      The Company knows of no persons who beneficially own more than five percent of the outstanding common stock of First Bancorp. The Company's directors, nominees for director, and executive officers own as a group 1,969,259 shares, or 20.96%, of the Company's common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      Section 3.02 of the Company's bylaws provides that the number of directors on the board of directors of the Company will be not less than three nor more than 19, as may be fixed by resolution duly adopted by the board of directors at or prior to the annual meeting at which such directors are to be elected. Effective as of the 2003 Annual Meeting of Shareholders to be held April 24, 2003, the size of the board has been fixed by the board of directors at 18 members.

      In the absence of any specifications to the contrary, proxies will be voted for the election of all eighteen (18) of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee(s) listed below is likely to become unavailable. The Company's articles of incorporation provide that, if cumulative voting applies, each shareholder is "entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates." Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company's articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the proxyholders may, in their discretion, vote the shares to which such proxy relates on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

      Nominees for election to the board of directors are selected by the incumbent board prior to each annual meeting, based upon the recommendation of the Nominating Committee of the board of directors, and the nominees listed below were selected in that manner. Nominations from the shareholders may be made if made in accordance with the Company's bylaws, which generally require such nominations to be made in writing and within 60 to 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

      The Company's bylaws state that no individual may be elected to, or may serve, on the board of directors any time after their 72nd birthday, except that if a director is elected to the Board of Directors prior to their 72nd birthday and reaches the age of 72 while serving as a director, such director's term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for exceptions to this limitation in connection with mergers or acquisitions. Under the terms of the Company's merger agreement with First Savings Bancorp, Inc., the applicable age for Mr. Samuels as it relates to the mandatory retirement noted above is age 75. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

      A complete copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna G. Hollers, Secretary.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of December 31, 2002, with respect to the eighteen nominees for election to the board of directors and the executive officers of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371):

               TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                                                                 Common Stock
                                                                                            Beneficially Owned (1)
                                            Current Director (D),           Director     ----------------------------
                                               Nominee (N), or             of Company       Number of       Percent
             Name (Age)                     Position with Company             Since           Shares        of Class
------------------------------------  ----------------------------------  -------------  ----------------  ----------
Directors and Nominees
----------------------
James H. Garner (73)                       President and CEO (D) (N)           1995          49,051(2)        0.54%
Jack D. Briggs (63)                                 (D) (N)                    1983          59,924(3)        0.66%
R. Walton Brown (50)                                  (N)                       n/a            --  (4)         --
H. David Bruton, M.D. (68)                          (D) (N)                    2000          81,343(5)        0.89%
David L. Burns (64)                                 (D) (N)                    1988          46,132(6)        0.51%
John F. Burns (55)                                  (D) (N)                    2000          44,624(7)        0.49%
Jesse S. Capel (70)                                 (D) (N)                    1983         116,404(8)        1.28%
Goldie H. Wallace-Gainey (56)                       (D) (N)                    1997         175,376(9)        1.92%
James G. Hudson, Jr. (63)                           (D) (N)                    2001          35,800(10)       0.39%
George R. Perkins, Jr. (63)                         (D) (N)                    1996         421,162(11)       4.62%
Thomas F. Phillips (57)                             (D) (N)                    2000          64,575(12)       0.71%
William E. Samuels (72)                             (D) (N)                    2000          99,489(13)       1.09%
Edward T. Taws (68)                                 (D) (N)                    1986          23,835(14)       0.26%
Frederick H. Taylor (63)                            (D) (N)                    1983         204,724(15)       2.24%
Virginia C. Thomasson (51)                          (D) (N)                    2000          15,568(16)       0.17%
A. Jordan Washburn (66)                             (D) (N)                    1995          23,273(17)       0.26%
Dennis A. Wicker (50)                               (D) (N)                    2001           6,952(18)       0.08%
John C. Willis (60)                                 (D) (N)                    1983         332,033(19)       3.64%

Executive Officers
------------------

 James H. Garner (73)                         President and Chief              1995          49,051(2)        0.54%
                                               Executive Officer

 John F. Burns (55)                                Executive                   2000          44,624(7)        0.49%
                                                Vice President

 Anna G. Hollers (52)                      Executive Vice President             n/a          53,378(20)       0.59%
                                                 and Secretary

 James G. Hudson, Jr. (63)                         Executive                   2001          35,800(10)       0.39%
                                                Vice President

 Teresa C. Nixon (45)                      Executive Vice President             n/a          32,019(21)       0.35%
                                      and Compliance Officer, First Bank

 David G. Grigg (52)                        President of Montgomery             n/a          25,180(22)       0.28%
                                              Data Services, Inc.

 Jerry M. Arnold (62)                        Senior Vice President              n/a          10,270(23)       0.11%
                                           of Operations, First Bank

 Eric P. Credle (34)                       Senior Vice President and            n/a          14,075(24)       0.15%
                                            Chief Financial Officer

 Timothy S. Maples (42)                    Senior Vice President and            n/a          23,060(25)       0.25%
                                              Investment Officer

 Lee C. McLaurin (40)                        Senior Vice President              n/a          11,012(26)       0.12%
                                                 and Controller

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Notes to Table of Directors, Nominees and Executive Officers:

(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers' reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2002 or within 60 days after December 31, 2002) granted under the Company's stock option plan.

(2) Mr. Garner's number of shares includes 6,921 shares held in the Company's 401(k) defined contribution plan, 7,171 shares held jointly with his spouse and exercisable options to purchase 18,560 shares.

(3) Mr. Briggs' number of shares includes 803 shares held as custodian for his daughter, 36,039 shares held jointly with his spouse and exercisable options to purchase 7,500 shares.

(4) Mr. Brown became a shareholder of the Company upon the Company's acquisition of Carolina Community Bancshares, Inc. on January 15, 2003. At that time, he became a beneficial holder of 21,372 shares of Company stock, which includes exercisable options to purchase 16,000 shares.

(5) Dr. Bruton's number of shares includes 4,488 shares held by his spouse, 2,249 shares held as custodian in a trust for a minor, and exercisable options to purchase 3,000 shares.

(6) Mr. D. Burns' number of shares includes 23,632 shares held by Mr. Burns' business interests and exercisable options to purchase 10,500 shares.

(7) Mr. J. Burns' number of shares includes 801 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,228 shares.

(8) Mr. Capel's number of shares includes 37,104 shares held by Capel Inc. of which Mr. Capel is principal owner and director and exercisable options to purchase 13,300 shares.

(9) Ms. Wallace-Gainey's number of shares includes 300 shares held by her spouse and exercisable options to purchase 9,000 shares.

(10) Mr. Hudson's number of shares includes 1,515 shares held by his spouse and 441 shares held in the Company's 401(k) defined contribution plan.

(11) Mr. Perkins' number of shares includes exercisable options to purchase 10,500 shares.

(12) Mr. Phillips' number of shares includes 1,310 shares held by his spouse, 124 shares jointly owned with a relative, and exercisable options to purchase 22,000 shares.

(13) Mr. Samuels' number of shares includes 22,442 shares held by his spouse and exercisable options to purchase 3,000 shares.

(14) Mr. Taws' number of shares includes 5,785 shares held by his spouse and exercisable options to purchase 12,300 shares.

(15) Mr. Taylor's number of shares includes 77,739 shares held by Mr. Taylor's business interests, 69,381 shares held in trusts, 42,798 shares held by his spouse and exercisable options to purchase 13,500 shares.

(16) Ms. Thomasson's number of shares includes exercisable options to purchase 12,610 shares.

(17) Mr. Washburn's number of shares includes exercisable options to purchase 4,500 shares.

(18) Mr. Wicker's number of shares includes exercisable options to purchase 3,000 shares.

(19) Mr. Willis' number of shares includes 193,178 shares held by his spouse and exercisable options to purchase

      13,500 shares.

(20) Ms. Hollers' number of shares includes 954 shares held jointly with her daughters, 9,216 shares held in the Company's 401(k) defined contribution plan, 2,050 shares held by her spouse and exercisable options to purchase 17,000 shares.

(21) Ms. Nixon's number of shares includes 6,742 shares held in the Company's 401(k) defined contribution plan, 885 shares held by Ms. Nixon's business interests and exercisable options to purchase 15,800 shares.

(22) Mr. Grigg's number of shares includes 160 shares held jointly with his daughters, 80 shares held jointly with his son, 5,230 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 2,000 shares.

(23) Mr. Arnold's number of shares includes 3,342 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 6,000 shares.

(24) Mr. Credle's number of shares includes 500 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 9,500 shares.

(25) Mr. Maples' number of shares includes 509 shares held in the Company's 401(k) defined contribution plan, exercisable options to purchase 8,897 shares.

(26) Mr. McLaurin's number of shares includes 3,169 shares held in the Company's 401(k) defined contribution plan and exercisable options to purchase 3,800 shares.

----------

Directors and Nominees

      James H. Garner became President and Chief Executive Officer and a director of the Company and First Bank in 1995. Mr. Garner has been employed by First Bank since 1969, serving as Executive Vice President from 1989 until 1995.

      Jack D. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., and Carter Funeral Home, Inc., and secretary of Piedmont Funeral Home. Mr. Briggs has been a director of the Company since 1983 and a director of First Bank since 1976.

      R. Walton Brown was the chairman of the board of directors, President, and Chief Executive Officer of Carolina Community Bancshares, Inc., a bank holding company headquartered in Latta, South Carolina, from its inception in 1995 until its acquisition by the Company in January 2003. He has served as the president of Carolina Community Bank, the bank subsidiary of Carolina Community Bancshares, and its predecessors since 1979, and now serves as Senior Vice President of First Bank.

      H. David Bruton, M.D. served as the Secretary of North Carolina's Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      David L. Burns is president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

      John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger and had been employed by First Savings since 1972. Since the merger, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of the Company and First Bank.

      Jesse S. Capel is the chairman of the board of directors. He serves as an Executive Director of Capel, Inc., a rug manufacturer, importer and exporter located in Troy, North Carolina. Mr. Capel has been a director of the Company since 1983 and a director of First Bank since 1959.

      Goldie H. Wallace-Gainey is a private investor in the Company and other business interests. Ms. Wallace has been a director of the Company and First Bank since 1997.

      James G. Hudson, Jr. served as a director and President and Chief Executive Officer of Century Bancorp, Inc., a bank holding company headquartered in Thomasville, North Carolina, at the time of the May 2001 Century Bancorp acquisition by First Bancorp and had been employed with Century since 1972. Since that time, he has served as a director of the Company and First Bank. He is also employed as an Executive Vice President of First Bank.

      George R. Perkins, Jr. is President and Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

      Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      William E. Samuels is vice-chairman of the board of directors of the Company and First Bank. He was the President and Chief Executive Officer of First Savings Bancorp, Inc. until his retirement in 1998. He is the former chairman of the board of directors of First Savings Bancorp, Inc. and served as a director of First Savings from 1977 until First Savings' 2000 merger with the Company. He has served as a director of the Company and First Bank since that time.

      Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

      Frederick H. Taylor is President of Troy Lumber Company, located in Troy, North Carolina. Mr. Taylor has been a director of the Company since 1983 and a director of First Bank since 1978.

      Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings' 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

      A. Jordan Washburn was a sales representative for Morrisette Paper Company located in High Point, North Carolina until his retirement in 2001. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

      Dennis A. Wicker is a partner with the law firm Helms Mulliss & Wicker, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000. Mr. Wicker has been a director of the Company and First Bank since 2001.

      John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Garner, Mr. Burns, and Mr. Hudson, the executive officers of the Company are as follows:

      Anna G. Hollers is Executive Vice President and Secretary of the Company and Executive Vice President and Secretary of First Bank. She has been employed by the Company since 1983 and by First Bank since 1972.

      Teresa C. Nixon is Executive Vice President - Loan Administration and Compliance of First Bank. She has been employed by First Bank since 1989.

      David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

      Jerry M. Arnold is Senior Vice President - Operations of First Bank. He has been employed by First Bank since 1986.

      Eric P. Credle is Senior Vice President and Chief Financial Officer of the Company and First Bank. He has been employed by the Company and First Bank since 1997.

      Timothy S. Maples is Senior Vice President and Investment Officer of First Bank. He was previously the Chief Financial Officer and Treasurer of First Savings Bancorp, Inc. from 1993 until First Savings' 2000 merger with the Company.

     Lee C. McLaurin is Senior Vice President and Controller of the Company and First Bank. He has been employed by the Company since 1987.

BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

Executive Committee

      The Executive Committee is authorized, between meetings of the board of directors, to perform all duties and exercise all authority of the board of directors, except those duties and authorities exclusively reserved to the board of directors by the Company's bylaws or by statute. The 2002 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. J. Burns, Mr. Capel-Chairman, Mr. Garner, Mr. Perkins, Mr. Samuels, Mr. Taylor and Mr. Willis. The Executive committee held 12 meetings during 2002.

Audit Committee

      The Audit Committee is responsible for the appointment, compensation and oversight of the Company's independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee also reviews and presents to the board of directors information regarding the effectiveness of the Company's policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company's financial reporting process on behalf of the Board of Directors. The 2002 members of the Audit Committee were Mr. Briggs, Dr. Bruton, Mr. D. Burns, Mr. Capel-Chairman, Ms. Wallace-Gainey, Ms. Thomasson, and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers, Inc. The Audit Committee held 7 meetings during 2002.

Compensation Committee

      The Compensation Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company's stock option plan. The 2002 members of the Committee were Mr. Briggs, Mr. D. Burns, Mr. Capel-Chairman, Mr. Taws, Mr. Washburn, and Mr. Willis. The Compensation Committee held 2 meetings during 2002.

Nominating Committee

      The Nominating Committee is responsible for recommending nominees for election to the board of directors. The Committee will consider shareholder nominees for board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section "Nominations For Director" above. The 2002 members of the Committee were Mr. D. Burns, Mr. J. Capel-Chairman, Mr. Taws, Mr. Washburn and Mr. Willis. The Nominating Committee held one meeting during 2002.

Attendance

      The board of directors held 14 meetings during 2002. In 2002, all of the directors and nominees, except for Mr. Perkins who attended 4 of 12 Executive Committee meetings and 14 of 14 board of directors meetings, attended at least 75% of the aggregate of the meetings of the board of directors and the committees described above on which they served during the period they were directors and members of such committees.

Compensation of Directors

      Directors of the Company receive compensation of $400 per month during their terms of office, plus $200 for each meeting attended. Normally, meetings are held monthly. Such directors who serve on the Executive Committee, Nominating Committee, Audit Committee, or Compensation Committee receive $200 for each committee meeting attended.

     Directors of the Company are also compensated $200 for each meeting attended for their service as directors on the boards of the Company's other subsidiaries. As it relates to First Bank, the Company's most significant subsidiary, all directors of the Company are members of the First Bank board of directors. Various combinations of six to eight directors of the Company, serve on the boards of Montgomery Data Services and First Bancorp Financial Services, subsidiaries of the Company and First Bank Insurance Services, a subsidiary of First Bank. The boards of First Bank and Montgomery Data Services normally meet on a monthly basis, whereas the First Bancorp Financial Services and First Bank Insurance Services boards normally meet on a quarterly basis.

      Non-employee directors of the Company also participate in the Company's Stock Option Plan. The non-employee director portion of the Stock Option Plan provides that on June 1 of each year for a five-year period that began June 1, 1998 and ends on June 1, 2003, each non-employee director of the Company receives an option to acquire 1,500 shares of the Company's common stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. At December 31, 2002, the fourteen directors who were not employees of the Company held aggregate options to purchase 138,210 shares at exercise prices ranging from $6.67 to $24.00.

COMPENSATION OF EXECUTIVE OFFICERS

      Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended December 31, 2002, 2001 and 2000 to (i) the chief executive officer of the Company and
(ii) the Company's four most highly compensated executive officers other than the chief executive officer.

                                           SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                 -----------------------------------------
                                Annual Compensation                        Awards               Payouts
                     ----------------------------------------    -------------------------    ------------
   (a), (b)               (c)          (d)             (e)           (f)           (g)             (h)         (i)
                                                      Other                     Securities                     All
     Name,                                            Annual      Restricted    Underlying                    Other
   Principal                                          Compen-        Stock       Options/         LTIP       Compen-
   Position             Salary      Bonus (1)         sation       Award (s)       SARs          Payouts     sation (2)
   and Year               ($)          ($)              ($)           ($)         (# sh)           ($)          ($)
---------------      ------------  ------------     ----------   ------------  -----------    ------------- ----------
James H. Garner, President and Chief Executive Officer

     2002              $240,000     $172,300           $  -          $  -              -           $  -      $ 29,842
     2001               225,000      136,160              -             -              -              -        28,823
     2000               197,500      128,690              -             -              -              -        32,082
Anna G. Hollers, Executive Vice President and Secretary

     2002              $168,950     $ 60,000           $  -          $  -              -           $  -      $ 19,427
     2001               155,000       48,000              -             -          5,000              -        18,570
     2000               142,000       42,000              -             -              -              -        19,511
Teresa C. Nixon, Executive Vice President and Compliance Officer
     2002              $163,000     $ 60,000           $  -          $  -              -           $  -      $  9,950
     2001               151,000       48,000              -             -          4,000              -         9,213
     2000               138,000       42,000              -             -              -              -         9,422
John F. Burns, Executive Vice President

     2002              $159,766     $ 43,936           $  -          $  -              -           $  -      $ 24,368
     2001               152,158       38,040              -             -              -              -        21,101
     2000                44,346            -              -             -         10,000              -       436,946
Eric P. Credle, Senior Vice President and Chief Financial Officer
     2002              $130,000     $ 50,000           $  -          $  -              -           $  -      $  7,046
     2001               120,000       40,000              -             -         10,000              -         6,111
     2000               100,000       37,000              -             -              -              -         5,985


----------
Notes:

(1) The amounts in this column represent actual incentive cash bonuses accrued during the year indicated.

(2) The amount in this column in 2000 for Mr. Burns includes a change-in-control payment of $409,680, the transferring of a company automobile with a value of $12,840, and a payment of $9,686 for related taxes, made to Mr. Burns in accordance with the terms of the First Bancorp-First Savings merger.

      All other amounts shown in this column relate to three items: (1) Company contributions to the Company's defined contribution plan under Section 401(k) of the Internal Revenue Code that covers all Company employees, (2) the value of certain split-dollar life insurance plan premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if higher, and (3) fees earned for service as a director of the Company, or its subsidiaries, and committees thereof. The following table presents the amounts of those items:

                                      Defined       Split-Dollar     Director/
                                   Contribution      Insurance       Committee
                                       Plan             Plan            Fees
                                   ------------      ---------       ---------
James H. Garner           2002        $8,250          $2,472          $19,120
                          2001         7,536           2,507           18,780
                          2000         7,793           5,229           19,060
Anna G. Hollers           2002         7,151             276           12,000
                          2001         6,540             230           11,800
                          2000         6,458             853           12,200
Teresa C. Nixon           2002         8,250             180            1,520
                          2001         7,553             140            1,520
                          2000         7,358             544            1,520
John F. Burns             2002         8,250           1,918           14,200
                          2001         6,276             365           14,460
                          2000            --              --            4,740
Eric P. Credle            2002         6,950              96               --
                          2001         6,015              96               --
                          2000         5,715             270               --


Option/SAR Grants in Last Fiscal Year

      There were no options or stock appreciation rights granted to the executive officers listed in the Summary Compensation Table during 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      Set forth below is information concerning the exercise of stock options during the year ended December 31, 2002 and year-end value of unexercised options by the executive officers listed in the Summary Compensation Table. No stock appreciation rights have been granted to the executive officers listed.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           Number of Securities               Value of Unexercised
                                                          Underlying Unexercised                  In-the-Money
                           Shares                             Options/SARs at                    Options/SARs at
                          Acquired                         Fiscal Year End (# sh)              Fiscal Year End ($)
                        at Exercise         Value       ---------------------------      -----------------------------
    Name                   (# sh)         Realized      Exercisable   Unexercisable      Exercisable     Unexercisable
    ----                -----------       --------      -----------   -------------      -----------     -------------
James H. Garner            4,000          $ 67,908         18,560            --            $181,888         $    --
Anna G. Hollers            5,000            95,585         17,000         4,000             186,525           2,080
Teresa C. Nixon            7,001           112,635         15,800         3,200             134,966           1,664
John F. Burns              4,500            59,360          6,228         6,000              70,032          53,280
Eric P. Credle             1,500            10,736          9,500         8,000              38,615           4,160


Equity Compensation Plan Information

      The following table presents information regarding shares of the Company's stock that may be issued by the Company's stock options plans. The Company has no warrants or stock appreciation rights outstanding.

                                                            As of December 31, 2002
                           ---------------------------------------------------------------------------------------
                                     (a)                      (b)                               (c)
                           -----------------------    -------------------      -----------------------------------
                                                                                Number of securities available for
                           Number of securities to      Weighted-average           future issuance under equity
                           be issued upon exercise     exercise price of          compensation plans (excluding
      Plan category         of outstanding options    outstanding options      securities reflected in column (a))
      -------------        -----------------------    -------------------      -----------------------------------
Equity compensation
   plans approved by
   security holders                 566,682                  $16.04                          5,400(1)
Equity compensation
   plans not approved by
   security holders                       -                    -                                 -
                           -----------------------    -------------------      -----------------------------------
Total                               566,682                  $16.04                          5,400(1)
                           =======================    ===================      ===================================


(1) Proposal 3 (see below), if approved by the shareholders, would increase this amount by 150,000.

Retirement Plans

      Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to a participant in the Company's noncontributory defined benefit retirement plan.

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                            UNDER THE RETIREMENT PLAN

         Final
        Average                                           Years of Service
         Annual         -------------------------------------------------------------------------------
      Compensation          15                20               25               30                35
      ------------      ---------         ---------        ---------         ---------        ---------
       $ 50,000          $ 6,700           $ 8,900          $11,100           $13,300          $15,500
         75,000           11,900            15,900           19,800            23,800           27,800
        100,000           17,200            22,900           28,600            34,300           40,000
        125,000           22,400            29,900           37,300            44,800           52,300
        150,000           27,700            36,900           46,100            55,300           64,500
        175,000           32,900            43,900           54,800            65,800           76,800
        200,000           38,200            50,900           63,600            76,300           89,000
        225,000           38,200            50,900           63,600            76,300           89,000


     Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the retirement plan may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the retirement plan may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The Company's executive officers appearing in the Summary Compensation Table who are participants in the retirement plan and their respective credited years of service are: Mr. Garner, 34 years; Ms. Hollers, 30 years; Ms. Nixon, 14 years; Mr. Burns, 2 years; and Mr. Credle, 5 years.

      Supplemental Executive Retirement Plan. The following table sets forth the estimated annual pension benefits payable at normal retirement age of 65 to executive officers, other than the CEO, in the Company's SERP. Benefits shown in the table are prior to deductions for 50% of social security benefits and benefits paid under the retirement plan.

                 TABLE OF ANNUAL BENEFITS PAYABLE ON RETIREMENT
                UNDER THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          Final
                         Average                                         Years of Service
                          Annual                       ---------------------------------------------------
                       Compensation                        10                 15                20 or more
                       ------------                    ----------          ---------           -----------
                        $  50,000                      $   15,000          $  22,500           $    30,000
                           75,000                          22,500             33,750                45,000
                          100,000                          30,000             45,000                60,000
                          125,000                          37,500             56,250                75,000
                          150,000                          45,000             67,500                90,000
                          175,000                          52,500             78,750               105,000
                          200,000                          60,000             90,000               120,000
                          225,000                          67,500            101,250               135,000


      Final Average Annual Compensation is the average of the five highest consecutive calendar years earnings out of the 10 calendar years of employment preceding retirement. Benefits shown are estimated on the basis of "life annuity" amounts, although participants in the SERP may choose from a variety of benefit payment options. For executive officers, current annual compensation for the purposes of the SERP may be estimated as the sum of the "Salary" and "Bonus" amounts in the Summary Compensation Table. The Company's executive officers, other than the CEO, appearing in the Summary Compensation Table who are participants in the SERP and their respective credited years of service are: Ms. Hollers, 20 years (the maximum for participants other than the CEO); Ms. Nixon, 14 years; Mr. Burns, 2 years; and Mr. Credle, 5 years.

      Mr. Garner, the Company's CEO, is also a participant in the SERP. The provisions of the SERP applicable to him are the same as those described above, except that his maximum benefit is 65% of Final Average Compensation compared to 60% for the other participants of the plan. Based on his years of service, Mr. Garner has already reached the maximum benefit. Accordingly, his benefits under the SERP, prior to deductions for 50% of social security benefits and benefits paid under the retirement plan, will be determined by multiplying his Final Average Compensation times 65%.

Employment Contracts and Change in Control Agreements

      The Company has entered into employment agreements with 16 of its senior officers, including each officer currently serving as an executive officer.

      The employment agreements have two to three year terms that extend automatically for an additional one year on each anniversary of the date of the Agreement, unless either party gives the other written notice on or prior to such anniversary date that such extension will not occur. The initial term for each officer in the Summary Compensation Table is three years. The employment agreements provide that the officers are guaranteed minimum annual salaries equal to their current annualized base salaries, and will receive annual increases that are at least as much as any percentage increase in the U.S. Consumer Price Index during the preceding twelve months. The employment agreements provide that each officer will be entitled to such insurance, pension, profit-sharing and other benefit plans as are or may become available generally to employees of the Company. The employment agreements provide that each officer will be eligible for participation in the Company's Supplemental Employee Retirement Plan, Split Dollar Life Insurance Plan, and Stock Option Plan. The employment agreements also provide that each officer will be entitled to reasonable time off for vacation, sick leave, bereavement leave, jury duty and military obligations as are or may become available to employees of the Company in positions similar to those of the officer.

      The employment agreements provide the Company the right to terminate the officer's employment with no further accrual of compensation or benefits "for cause" if the Company finds that the officer (i) demonstrated gross negligence or willful misconduct in the execution of the officer's duties, (ii) committed an act of dishonesty or moral turpitude, or (iii) been convicted of a felony or other serious crime.

      In the event that the Company terminates an officer for a reason other than for cause, the Company is obligated to pay the officer's base salary for the remainder of the agreement term. In addition, each officer may voluntarily terminate employment by providing at least 45 days written notice to the Company, in which case the officer's compensation, vested rights and employee benefits will accrue through the date of termination of employment.

      The employment agreements also contain noncompetition and confidentiality covenants. The noncompetition covenants provide that upon termination of employment with the Company, the officer may not engage directly, or indirectly, in any activity or business which is in competition with the business of the Company within the restricted territory, during the restricted period. The restricted territory is a 50-mile radius of each officer's primary residence and/or work location. The restricted period upon termination by the Company "for cause" or voluntary employee termination is one year and for termination by the Company other than "for cause" is the remainder of the agreement term. The noncompetition covenant also prohibits solicitation or recruitment of any employees of the Company during the restricted period, and prohibits sales contacts or solicitation from any customer of the Company for any products or services offered by the Company within the restricted territory during the restricted period. The confidentiality covenants prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years following the termination of the agreement.

      The employment agreements also provide that if there is a "change in control" of the Company and the officer's employment is terminated by the Company or the officer for any reason, or no reason (other than "for cause"), the Company must pay the officer a severance payment equal to the officer's base salary times a factor that ranges from 1 to 2.9. The multiple for each of the officers listed in the Summary Compensation Table above is 2.9. Control means the power, directly or indirectly, to direct the management or policies of the Company or to vote 40% or more of any class of voting securities of the Company. Change in control is defined as a change in control of the Company except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Company prior to the combination own 61% or more of the resulting entity's voting stock will not be considered a change in control for the purpose of the employment agreements; provided that a change in control will be deemed to have occurred if
(i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of 33% or more of the voting stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least 3/4 of the directors comprising the Incumbent Board will be considered a member of the Incumbent Board; or (iii) there is a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, no change in control is deemed to occur as a result of any transaction that results in the officer subject to the employment agreement in question, or a group of persons including such officer, acquiring, directly or indirectly, 33% or more of the combined voting power of the Company's outstanding securities.

      In addition to the employment agreement change in control provisions discussed above, all memorandums of options granted under the Company's 1994 Stock Option Plan provide that in the event of a change in control of the Company, which is defined the same as it is above, all options become fully vested and immediately exercisable. Also, under the SERP, all participants become fully vested in the event of a change in control, which is defined the same as it is above.

      The merger with First Savings Bancorp, Inc. that occurred on September 14, 2000 met the definition of a change in control as defined above, and accordingly, 1) the change in control provisions in the employment agreements on that date became exercisable, 2) all options outstanding on that date became fully vested and immediately exercisable, and 3) participants in the SERP on that date became fully vested.

REPORT OF THE COMPENSATION COMMITTEE

      The fundamental philosophy of the Company's compensation program is to offer compensation arrangements that are (i) commensurate with individual contributions to the performance of the Company and (ii) competitive with publicly owned financial institutions of similar size and performance. Compensation is designed to attract and retain individuals possessing the specialized talents required by the Company to remain competitive in the financial services industry.

      In applying this philosophy, the Company's Compensation Committee, comprised entirely of non-employee directors, develops compensation recommendations to be considered by the entire board of directors. The Compensation Committee directly determines the recommendation regarding the compensation of the Chief Executive Officer. In addition, the Committee also sets forth recommendations involving (i) compensation policies, (ii) incentive compensation, (iii) long-term equity participation and (iv) benefit plans. The Compensation Committee delegates to the Chief Executive Officer the responsibility to determine appropriate levels of salaries and incentive bonuses for the other executive officers of the Company. Additional consideration is given by both the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) to the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the board of directors. Periodically, the Company engages outside compensation consultants to evaluate and provide recommendations regarding executive officer compensation.

      The process of assessing the appropriateness of compensation arrangements also involves the use of peer data to determine the extent to which the Company's compensation arrangements are competitive within both the Company's industry and geographical area. As a part of this assessment, the Compensation Committee (with regard to the Chief Executive Officer) and the Chief Executive Officer (with regard to the other executive officers) compares the Company's arrangements, both in whole and in part, with those of other financial institutions of similar size and performance both within the state and nationally. This peer group is a subset of the broader peer group to which the Company compares its total returns to shareholders. See "Shareholder Return Performance."

      Annual compensation for the Company's Chief Executive Officer and its other executive officers primarily consists of four types of compensation, as set forth below:

      o     base salary;

      o annual incentive bonus (linked directly to corporate earnings and individual performance);

      o long-term equity participation (through the periodic issuance of stock options under the Company's stock option plan), in an effort to more closely align the interests of the executive officers with those of the Company's shareholders; and

      o     benefit plans for executive officers.

      Base Salary. For the Company's executive officers, including the Chief Executive Officer, base salaries are targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other publicly owned banking organizations of similar size and performance. The Company frequently participates in salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used by the Committee (with regard to the CEO) and the CEO (with regard to the other executive officers) in developing the appropriate levels of base salaries for executive officers.

      Annual Incentive Bonus. For the Company's executive officers, including the CEO, annual incentive bonuses are directly and indirectly linked to the Company's earnings and to the executive officer's individual performance as it relates to enabling the Company to achieve its performance goals.

      For 2002, as in prior years, the Committee set the CEO's annual incentive bonus as a percentage of the net income earned by the Company. Such percentage for 2002, 2001 and 2000 was 1% of consolidated net income.

      For the other executive officers, the 2002 annual incentive bonus was based on a combination of (i) a percentage, as determined by the CEO, of base salary related to the Company's achievement of predetermined earnings targets and (ii) additional amounts, at the discretion of the CEO, related to the executive officer's individual contribution to the overall achievement of Company-wide earnings targets. In 2002, the Company met each of its earning targets set by the Board of Directors.

      The salary-based portion of the 2002 incentive bonus for executive officers other than the CEO ranged from 15% to 38% of the respective base salary.

      Long-Term Equity Participation. For the Company's CEO, executive officers and other key employees, stock options may be granted each year at the discretion of the board of directors. While no formal system is employed in determining the number of options granted, both in the aggregate or to any one individual, the Board does consider the Company's current financial performance, the individual's level of responsibility and the number of previously granted stock options. Options are not intended to be an on-going component of annual compensation, but instead are typically granted to attract and retain new employees, to recognize changes in responsibilities of existing employees, and to periodically reward exemplary performance. The Compensation Committee did not believe that any of these conditions existed in 2002, and thus no options were granted to the Company's executive officers.

      Benefit Plans For Executive Officers. In addition to the aforementioned methods of compensating executive officers, the Company provides the same benefits that are afforded to all Company employees, including matching contributions under the Company's defined contribution plan, retirement benefits under the Company's pension plan and group insurance covering health, life and disability. Also, executive officers participate in the Company's Supplemental Executive Retirement Plan and Split-Dollar Life Insurance Plan.

      Employment Agreements. Over the past several years, the Company has entered into employment agreements with each executive officer, as well as six other senior officers. These agreements were determined to be in the best interest of the Company, among other reasons, (i) to better compete in the retention of executive and senior officers with peer banks that have similar agreements, (ii) to provide certain protections to the Company, including noncompetition and confidentiality covenants in the event that employment is terminated, and (iii) to protect the Company, through change in control provisions, from loss of executive and senior officers as a result of any change in control possibilities that might arise. The provisions of the employment agreements were previously described in more detail under the heading "Employment Contracts and Change in Control Agreements."

      The above is a summary of current practice regarding CEO and executive officer compensation matters considered by the Committee. Because CEO and executive officer salaries are not currently (or in the foreseeable future) expected to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Committee has no specific policy which addresses the deductibility for income tax purposes of "qualified compensation" under said code section.

      RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF
      DIRECTORS:

             Jack D. Briggs                     Edward T. Taws, Jr.
             David L. Burns                     A. Jordan Washburn
             Jesse S. Capel, Chairman           John C. Willis

                         SHAREHOLDER RETURN PERFORMANCE

      The performance graph shown below compares the Company's cumulative total return to shareholders for the five-year period commencing December 31, 1997 and ending December 31, 2002, with the cumulative total return of the Russell 2000 Index (reflecting overall stock market performance of small-capitalization companies), and an index of banks with between $1 billion and $5 billion in assets, as constructed by SNL Securities, LP (reflecting changes in banking industry stocks). The graph and table assume that $100 was invested on December 31, 1997 in each of the Company's common stock, the Russell 2000 Index, and the SNL Bank Index, and that all dividends were reinvested.

                                  First Bancorp
              Comparison of Five-Year Total Return Performances (1)
                       Five Years Ending December 31, 2002

                           [PERFORMANCE GRAPH OMITTED]


                                                               Total Return Index Values (1)
                                                                       December 31,
                                        -----------------------------------------------------------------------------
                                           1997          1998          1999          2000         2001          2002
                                        --------        ------       -------        ------      -------      --------
First Bancorp                           $ 100.00        $84.45       $ 73.94       $ 73.94      $109.98       $118.93
Russell 2000                              100.00         97.45        118.17        114.60       117.45         93.39
Index-Banks between $1
  billion and $5 billion                  100.00         99.77         91.69        104.05       126.42        145.94


Notes:

(1) Total return indices were provided from an independent source, SNL Securities LP, Charlottesville, Virginia, and assume initial investment of $100 on December 31, 1997, reinvestment of dividends, and changes in market values. Total return index numerical values used in this example are for illustrative purposes only.

      Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Shareholders should thus consider other relevant performance indicators in assessing performance, such as growth in earnings per share, growth in book value per share, growth in cash dividends per share, and other performance measures such as return on assets and return on shareholders' equity.

Certain Transactions

      Certain of the directors, nominees, principal shareholders and officers (and their associates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to associates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility. At December 31, 2002, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to associates of such persons was approximately $9,552,000.

      The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, nominees, principal shareholders and officers (and their associates) of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2002. To the Company's knowledge, during 2002 all of these filing requirements were satisfied by the Company's directors and officers, except that Ms. Thomasson inadvertently did not report a disposition of 529 shares of stock by the required due date that were disposed of in the payment of the exercise price pursuant to a stock option exercise. A filing for this disposition was subsequently made.

AUDIT COMMITTEE REPORT

      Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors, which for the fiscal year 2002 was KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended December 31, 2002. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by KPMG in the following categories and amounts:

         Audit Fees                                  $ 128,500
         Financial Information System Design
           and Implementation Fees                          --
         All Other Fees                                248,634
                                                       -------
           Total Fees                                $ 377,134
                                                       =======


      Audit Fees includes fees for the audit of the consolidated financial statements, quarterly reviews of the interim consolidated financial statements and an internal control attestation engagement. The All Other Fees amount of $248,634 included fees for non-audit services of $234,334 and audited-related services of $14,300. Non-audit services consisted of tax compliance, tax consulting, and acting as a facilitator at the Company's strategic retreat. Audit-related services consisted of audits of the financial statements of two employee benefit plans.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.

      RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Jack D. Briggs                            Goldie H. Wallace-Gainey
H. David Bruton                           Virginia C. Thomasson
David L. Burns                            John C. Willis
Jesse S. Capel, Chairman



      The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The board of directors recommends that shareholders vote "FOR" the proposal to elect the 18 nominees as directors. Unless indicated to the contrary, proxies will be voted "FOR" the 18 nominees listed above.

                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

      Your directors and management recommend that the shareholders ratify the appointment of KPMG LLP to serve as the independent auditors for the Company for the year ending December 31, 2003. KPMG LLP has served as the independent auditors for the Company since April 1991 and has audited the Company's consolidated financial statements for each of the years in the three-year period ended December 31, 2002. If the appointment of KPMG LLP is not ratified by the shareholders, the board of directors will reconsider the appointment of auditors for the current fiscal year.

      Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

      The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The board of directors recommends that shareholders vote "FOR" this proposal. Unless indicated to the contrary, proxies will be voted "FOR" this proposal.

              PROPOSAL 3 - APPROVAL OF AMENDMENTS TO THE COMPANY'S
                             1994 STOCK OPTION PLAN

      The board of directors is submitting to the shareholders, for their approval, an amendment to the Company's 1994 Option Plan (the "Option Plan"). The Option Plan was adopted by the Company's board of directors (the "Board") and subsequently approved by the shareholders on April 24, 1994, at which time it became effective.

      The Option Plan currently provides that up to 555,000 shares may be issued pursuant to the terms of the Option Plan. The Company currently has available 5,400 shares available for grant. Under the terms of the Option Plan, no options may be granted after April 28, 2004. Until that time, the Board recognizes that there may be a need for issuance of additional shares to meet the goals of the Option Plan. Accordingly, the Board submits to the shareholders for approval an amendment that would increase the total number of shares that may be issued pursuant to the Option Plan by 150,000 shares to 705,000 shares.

      The Board believes that the Option Plan has been an important means of attracting, retaining and motivating key employees and directors. Accordingly, the Board believes that it is in the best interest of the Company that the Option Plan continue to operate as it has since inception. The Board recognizes that an amendment to the Option Plan is needed to ensure this goal.

      The text of the proposed amendment is as follows;

      Amendment 1: The last sentence of Section 2 is amended to read: "The maximum number of shares that may be issued pursuant to this Plan is 705,000."

      The following is additional information regarding the Option Plan:

Summary of the Option Plan

      The Option Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Option Plan, a copy of which may be obtained without charge, by written request to the Company, 341 North Main Street, Troy, North Carolina 27371, Attention: Anna G. Hollers, Executive Vice President and Secretary.

      General. The Option Plan provides that the Company may grant options to purchase the Company's Common Stock ("Options") to employees and directors of the Company and its subsidiaries. The purposes of the Option Plan are (1) to align the interests of participating employees and directors with the shareholders by reinforcing the relationship between shareholder gains and participant rewards, (2) to encourage equity ownership in the Company by participants and (3) to provide an incentive to employee participants to continue their employment with the Company.

      The Option Plan divides the persons to whom Options may be granted into two groups: (i) officers and key employees (Options to such persons being referred to herein as "Employee Options"), and (ii) directors who are neither officers nor employees of the Company (Options to such persons being referred to herein as "Non-employee Director Options"). An aggregate of 555,000 shares have been reserved for grants of Options under the Option Plan, and the proposed amendment would increase this number to 705,000. The Employee Options may qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"). The numbers of shares that may be granted under the Option Plan and the number of shares and exercise prices of outstanding Options will be adjusted to reflect any change in the capitalization of the Company (such as a stock split or stock dividend) as contemplated in the Option Plan. On January 31, 2003, the closing sales price for the Company's Common Stock as reported on the NASDAQ Stock Market was $24.04 per share.

      Administration. The Option Plan is administered by the Compensation Committee of the Board (the "Committee"), composed solely of members who are "disinterested persons" (persons not eligible to receive Employee Options). The Committee has complete authority to: (a) determine the employees who will receive Employee Options, the timing of the grants of Employee Options, and other terms of such Employee Options, subject to the terms of the Option Plan;
(b) make and amend rules governing the administration of the Option Plan; (c) construe and interpret the Option Plan; (d) take actions necessary to keep the Option Plan in compliance with securities, tax and other laws; and (e) to make other necessary determinations in connection with the administration of the Option Plan.

      The Committee may designate selected Committee members or certain employees of the Company to assist the Board or Committee in the administration of the Option Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Committee, subject to the requirements of the applicable laws and regulations. The Option Plan provides that no member of the Committee or employee of the Company assisting the Board or Committee in connection with the Option Plan shall be liable for any action taken or determination made in good faith.

      Eligibility and Criteria for Grants. The Option Plan provides that Employee Options may be granted to any of the employees of the Company or its subsidiaries. As of January 31, 2003, the Company had approximately 409 full-time and 75 part-time employees. In making the determination as to the employees who will be granted Employee Options, the Committee is to consider the duties of the employee, the employee's present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Option Plan.

      The Option Plan also provides that, with respect to Non-employee Director Options, each non-employee director shall automatically receive on June 1 of each year, an Option to acquire 1,500 shares of Common Stock at an exercise price equal to the average of the high and low sales prices of the Common Stock on the date of grant. The Option Plan provisions for grants of Non-employee Director Options may not be amended more frequently than once every six months, other than to reflect changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. At December 31, 2002, there were 14 directors who were not employees of the Company.

      Terms and Conditions of Options. The price per share at which Employee Options may be exercised is determined by the Committee at the time of grant, but the exercise price per share may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. The exercise price of Non-employee Director Options is determined as described above. Payment of the exercise price must be in cash, except that, if permitted by the terms of the specific Option, payment may be in shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Options granted under the Option Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option does not affect the right to exercise the Option for the remaining shares subject to the Option.

      The Option Plan generally provides that Options are exercisable at such time and upon such conditions as may be determined by the Committee at the time of grant, except that the term of such Options may not exceed ten years from the date of grant.

      In general, Options granted under the Option Plan may not be transferred other than by will or the laws of descent and distribution and during the optionee's lifetime may be exercised only by the optionee. If an optionee dies without having exercised an Option, the Option may be exercised by the optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent of the shares with respect to which the Option could have been exercised on the date of the optionee's death.

      Amendment of Plan and Options. The Option Plan may be amended, altered or discontinued by the Board at any time, but no such termination or amendment is allowed to materially or adversely affect the rights and obligations of a holder of an Option theretofore granted without such holder's consent. The Committee may also amend the terms and conditions of any outstanding Option. However, no action may be taken that would alter or impair any rights or obligations under any outstanding Option without the consent of the holder of the Option.

      Federal Income Tax Consequences. The grant of an Option under the Option Plan is not a taxable event; the recipient of the Option does not recognize income for federal income tax purposes, and the Company does not get a tax deduction.

      The Employee Options are designed to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. If the employee observes certain rules applicable to the exercise of the Options and the sale of the shares thereafter, then the exercise of the Option does not result in the recognition of taxable income, and the Company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an Employee

Option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In addition, under certain circumstances the difference between the fair market value of shares subject to an incentive stock option and the exercise price for such shares is an adjustment to income for purposes of the alternative minimum tax (AMT) under the Internal Revenue Code.

      The Non-employee Director Options cannot qualify for incentive stock option treatment. When a director exercises a Non-employee Director Option, he will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the Company will be entitled to a tax deduction at the same time and in the same amount.

Plan Benefits Table

      The Company cannot determine the number of Options that will be granted to any person during 2003, except that, 1) if this proposal is approved, the Plan will assume options for 30,000 shares that were granted on January 15, 2003 to four employees who were former executives of Carolina Community Bancshares, Inc. (including options for 10,000 shares to R. Walton Brown, a nominee to the board of directors), an institution that First Bancorp acquired on January 15, 2003, and 2) if this proposal is approved and if 14 persons are serving as non-employee directors of the Company on June 1, 2003, the Plan provides that the Company's non-employee directors will each receive options to purchase 1,500 shares on June 1, 2003, for an aggregate of 21,000 shares.

      The following table sets forth the name and position of each person named in the Summary Compensation Table and the number of outstanding options that have been granted under the Option Plan to such person during 2002 as well as, for each of the groups listed below, the total number of outstanding options granted to the persons in such group during 2002. The groups listed in the table are: the Company's current executive officers, all current outside directors, and all nonexecutive employees. On January 31, 2003, the closing price per share of the Company's Common Stock on the NASDAQ Stock Market was $24.04.

                                                                                              Number of
       Name                                                    Position                    Options Granted
---------------------------------------                 ----------------------------       ---------------
  James H. Garner                                       President and Chief
                                                           Executive Officer                      --

  Anna G. Hollers                                       Executive Vice President and
                                                           Secretary                              --

  Teresa C. Nixon                                       Executive Vice President
                                                        and Compliance Officer                    --

  John F. Burns                                         Executive Vice President


  Eric P. Credle                                        Senior Vice President and                 --
                                                        Chief Financial Officer

  Executive Group                                                                                 --

  Non-Executive Director Group                                                                   21,000

  Non-Executive Officer Employee Group                                                            --


     The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or proxy) is required for approval of the proposal to adopt the amendment to the Option Plan. The board of directors recommends that shareholders vote "FOR" this proposal. Proxies, unless indicated to the contrary, will be voted "FOR" this proposal.

                     SHAREHOLDERS PROPOSALS FOR 2004 MEETING

      Shareholders may submit proposals appropriate for shareholder action at the Company's 2004 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2004 annual meeting, they must be received by the Company no later than November 23, 2003. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

      The bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the board of directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company within 60 to 90 days in advance of the shareholders' meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary of the Company at the Company's address noted above.

                                  OTHER MATTERS

      As of the date of this proxy statement, the board of directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                       By Order of the Board of Directors,

                                 Anna G. Hollers
                                    Secretary

                                   ----------

      The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company's 2002 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding exhibits. Such written request should be directed to:

                                  First Bancorp
                           Attention: Anna G. Hollers
                              341 North Main Street
                         Troy, North Carolina 27371-0508

                                   ----------

                   Directions to Montgomery Community College
         Location of the 2003 First Bancorp Annual Shareholders' Meeting
                       Thursday, April 24, 2003 - 3:00 PM

                                      [MAP]

                                  First Bancorp
           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints James H. Garner and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 7, 2003, at the annual meeting of shareholders to be held on April 24, 2003, or any adjournment or adjournments thereof.

      1. PROPOSAL to elect eighteen (18) nominees to the board of directors to serve until the 2004 Annual Meeting of Shareholders, or until their successors are elected and qualified.

            | | FOR the 18 nominees listed below      | | WITHHOLD AUTHORITY
                (except as marked to the contrary         to vote for the 18 nominees below.
                below).

            (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

                Jack D. Briggs           Goldie H. Wallace-Gainey    Edward T. Taws, Jr.
                R. Walton Brown          James H. Garner             Frederick H. Taylor
                H. David Bruton, M.D.    James G. Hudson, Jr.        Virginia C. Thomasson
                David L. Burns           George R. Perkins, Jr.      A. Jordan Washburn
                John F. Burns            Thomas F. Phillips          Dennis A. Wicker
                Jesse S. Capel           William E. Samuels          John C. Willis

      2. PROPOSAL to ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year.

                | |  FOR         | |  AGAINST           | |  ABSTAIN

      3. PROPOSAL to amend the Company's 1994 Stock Option Plan to increase the number of shares available for issuance by 150,000 shares to 705,000 shares.

      4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

      5.    Do you plan to attend the April 24, 2003 annual meeting?
                | | YES    | | NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted for approval of Proposals 1, 2 and
3. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

                                        Dated                             , 2003
                                             -----------------------------

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature (if jointly held)

                                        (Please sign exactly as the name appears on this proxy. If signing as attorney, administrator, executor, guardian, or trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.
IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                                                        APPENDIX

                                  FIRST BANCORP
                             1994 STOCK OPTION PLAN

      1. Purpose of Plan. This 1994 Stock Option Plan (the "Plan") is intended to increase the incentive for participants to contribute to the success of First Bancorp ("Bancorp") and its subsidiaries and to reward them for their contribution to that success.

      2. Shares Subject to Plan. The options granted under this Plan will be options to acquire shares of Bancorp's common stock, no par value ("common stock"). The maximum number of shares that may be issued pursuant to this Plan is 555,000.

      3. Administration of Plan. The Compensation Committee (the "Committee") of Bancorp's Board of Directors will administer the Plan. Except to the extent permitted under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 with respect to options granted pursuant to Section 5 below, during the year prior to commencement of service on the Committee, the Committee members will not have participated in or received securities under, and while serving and for one year after serving on the Committee, such members shall not receive securities under or be eligible for selection as persons to whom shares may be transferred or to whom stock options may be granted under, the Plan or any other discretionary plan of Bancorp (or an affiliate of Bancorp) under which participants are entitled to acquire shares, stock options or stock appreciation rights of Bancorp (or an affiliate of Bancorp).

The Committee, in addition to any other powers granted to it hereunder, shall have the powers, subject to the express provisions of the Plan:

      (a) in its discretion, to determine the Employees (defined in Section 4(a) hereof) to receive options, the times when options shall be granted, the times when options may be exercised, the number of shares to be subject to each option, the exercise price of each option, and any restrictions on the transfer or ownership of shares purchased pursuant to an option;

      (b) to prescribe, amend and repeal rules and regulations of general application relating to the Plan;

      (c) to construe and interpret the Plan;

      (d) to require of any person exercising an option granted under the Plan, at the time of such exercise, the execution of any paper or making or any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State;

      (e) to amend stock options previously granted and outstanding, but no amendment to any such agreement shall be made without the consent of the optionee if such amendment would adversely affect the rights of the optionee under his stock option agreement or would disqualify an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code) (an "incentive stock option") from being such under the Internal Revenue Code; and no amendment shall be made to any stock option agreement that would cause the inclusion therein of any term or provision inconsistent with the Plan; and

      (f) to make all other determinations necessary or advisable for the administration of the Plan. Determinations of the Committee with respect to the matters referred to in this section shall be conclusive and binding on all persons eligible to participate under the Plan and their legal representatives and beneficiaries. The Committee shall have full authority to act with respect to the participation of any Employee, including any directors or officers, and nothing in the Plan shall be construed to be in derogation of such authority.

      The Committee may designate selected Committee members or employees of Bancorp to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents, including options, on behalf of the Committee, subject in each such case to the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee, nor any person authorized to act on behalf of the Committee, shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

      4. Grant of Option to Employees.

            (a) Employees to Whom Options May Be Granted. The Committee may grant an incentive stock option to any employee of Bancorp or any of its subsidiaries ("Employee"). In determining which Employees will be granted an option, the Committee shall consider the duties of the Employees, their present and potential contributions to the success of Bancorp, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

            (b) Number of Shares. The Committee may grant to an Employee an option to purchase such number of shares as the Committee may chose.

            (c) Exercise Price. The Committee will specify the exercise price with respect to each option granted hereunder, but with respect to each option the exercise price must be at least 1000 of the fair market value of the shares covered by the option at the time the option is granted.

            (d) Term of Options. The Committee will specify the expiration date of each option granted hereunder; provided, however that no option granted hereunder may be exercised after the expiration of ten years from the date on which such option was granted.

      5. Options for Independent Directors. The grant of options under this
Section 5 shall be limited to those directors of Bancorp who, on the date of grant, are neither officers nor employees of Bancorp or any subsidiary (such directors are referred to herein as "Eligible Directors").

On June 1 of each calendar year to and including June 1, 2003, (or, if June 1 is not a business day, the immediately preceding business day (the "Grant Date")), each Eligible Director shall automatically receive from Bancorp an option to acquire 1,500 shares of common stock at an exercise price equal to the closing sales price of the common stock on the Grant Date. Each such option shall be exercisable immediately and at any time and from time to time thereafter (subject to Section 6 hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each such option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date. Shares obtained upon exercise of such an option may not be sold or otherwise transferred for consideration within six months of the date of grant of that option.

This Section 5 may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

      6. Exercise. Subject to the provisions of this Plan, an option granted under Section 4 hereof shall be exercisable at such time or times after the date of Grant thereof, according to such schedule and upon such conditions as may be determined by the Committee at the time of grant, and an option granted under
Section 5 hereof shall be exercisable in accordance with the provisions of
Section 5 hereof. An option granted hereunder may be exercised as to part or all of the shares covered thereby at any time before the expiration date of such option.

During the participant's lifetime, only the participant may exercise an option granted to him. If a participant dies prior to the expiration date of an option granted to him, without having exercised his option as to all of the shares covered thereby, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised on the date of the participant's death, by the estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Employee.

      7. Payment of Exercise Price. The exercise price will be payable upon exercise of the option to purchase shares. Payment of the exercise price shall be made in cash or, to the extent permitted by the Committee and as set forth in the Memorandum of Option, with shares of Bancorp common stock, valued at fair market value on the date of exercise.

      8. Transferability. No option granted hereunder may be transferred by the participant except by will or by the laws of descent and distribution, upon the death of the participant.

      9. Memorandum of Option.

            (a) General. The Committee will deliver to each participant to whom an option is granted a Memorandum of Option, stating the terms of the option.

            (b) Incentive Stock Option Rules. It is intended that options granted under Section 4 of this Plan may qualify for treatment for federal income tax as "incentive stock options," as that term is defined by Section 422 of the Internal Revenue Code, provided that the Employee follows certain rules concerning the exercise of the options. In the Memorandum of Option referred to in this paragraph the Committee will set forth the rules that the Employee must observe if his option is to qualify as an incentive stock option.

10. Capital Adjustments. The number of shares of common stock covered by each outstanding option granted under the Plan, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by Bancorp.

11. Amendment or Discontinuance. The Plan may be amended, altered or discontinued by the Board of Directors of Bancorp. No termination or amendment of the Plan shall materially and adversely affect any rights or obligations of the holder of an option theretofore granted under the Plan without his consent.

12. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an option to purchase common stock of

Bancorp or any other rights hereunder except as may be expressly granted by the Committee (or granted pursuant to Section 5) and evidenced by a memorandum of Option described in Section 9.

13. Effectiveness of the Plan; Duration. The Plan shall be subject to approval by the vote of the holders of a majority of the shares of stock of Bancorp entitled to vote. The Plan shall be effective at once upon such approval. No option may be granted prior to the approval of the Plan by shareholders. No options may be granted under this Plan after April 28, 2004.

                     SAMPLE MEMORANDUM OF OPTION (EMPLOYEE)

            This memorandum of option evidences the grant of an option to John Doe ("Employee") pursuant to the First Bancorp 1994 Stock Option Plan (the "Plan"). This memorandum also describes the terms and conditions of the option.

      1. Grant of Option. First Bancorp (the "Corporation") hereby grants to the Employee an option to purchase 1,000 shares of the Corporation's common stock, $5.00 par value ("common stock"), at a price of $20.00 per share. This option is granted as of June 1, 1994.

      2. Term.

            (a) Normal Term. The term of this option commences on June 1, 1994, and terminates on May 31, 1999; provided, however, that the option may be terminated earlier as provided below.

            (a) Early Termination. The Options will terminate upon any the following events:

                  (i) Death. The Options will terminate three months after the death of the Employee who dies while employed by the Corporation or one of its subsidiaries.

                  (ii) Disability. The Options will terminate ninety days after the Employee's employment with the Corporation or one of its Subsidiaries on account of the Employee's disability.

                  (iii) Termination of Employment. The Options will terminate ninety days after the date the Employee's employment with the Corporation or one of its subsidiaries terminates for any reason other than death or disability.

      3. Payment of Exercise Price. The exercise price will be payable in full upon exercise of the option to purchase shares. Payment of the exercise price may be made in cash, or with shares of the Corporation's common stock, valued at fair market value on the date of exercise.

      4. Transferability. The option may not be transferred by the Employee, except upon the Employee's death by will or by the laws of descent and distribution.

      5. Vesting. The options are not vested as of the date of the grant. On (one year from the date of the grant), an Option to purchase 20% of the shares will become vested. The remaining Options will vest as follows:

      Two years from date of grant - 20%
      Three years from date of grant - 20%
      Four years from date of grant - 20%
      Five years from date of grant - 20%

      6. Exercise. Each Option represented hereby may be exercised beginning on the date it vests pursuant to paragraph 5 hereof, and each Option remains exercisable until it terminates pursuant to paragraph 2. During the Employee's lifetime, only the Employee may exercise the Options. If the Employee dies prior to the expiration date of the Options, without having exercised his/her Option as to all of the shares covered thereby, the Options may be exercised, to the extent of the shares with respect to which such Option could have been exercised on the date of the Employee's estate or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Employee.

      Notwithstanding the foregoing, this option shall become fully vested and immediately exercisable upon a "Change in Control" of the Corporation. For purposes of this section, "Control" means the power, directly or indirectly, to direct the management or policies of the Corporation or to vote forty (40%) or more of any class of voting securities of the Corporation, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote ("Voting Stock") in the election of directors of the Corporation prior to said combination own sixty-one percent (61%) or more of the resulting entity's Voting Stock shall not be considered a Change in Control; provided, however, that a Change in Control shall be deemed to have occurred if:
(i) any "person" (as that term is used in Sections 13 (d) and 14 (d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the beneficial owner (as the term is used in Section 13(d) of the Securities exchange act of 1934), directly or indirectly, of thirty-three (33%) or more of the Voting Stock of the Corporation or its successors; (ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of the Corporation or its successors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, that any person who becomes a director of the Corporation after the beginning of such period whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board; or (iii) there occurs the sale of all or substantially all of the assets of the Corporation.

      The option shall be exercised by delivery to the Corporation of a Notice of Exercise in the form attached to this Memorandum of Option.

      7. Administration of Plan. The Plan is administered by a Committee appointed by the Corporation's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

      This option is granted pursuant to the Plan and is subject to the terms thereof.

      8. Capital Adjustments. The number of shares of common stock covered by this option, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Corporation.

      9. Rights as a Shareholder. The Employee, or a transferee of any option, shall have no rights as a shareholder with respect to any shares subject to this option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph 7 hereof.

      10. Incentive Stock Option Rules. It is intended that this option may qualify for treatment for federal income tax as an "incentive stock option," as that term is defined by Section 422 of the Internal

Revenue Code, provided that the Employee complies with the following additional rules concerning the exercise of the Options:

            (A) None of the shares acquired upon exercise of this option may be sold or otherwise disposed of by the Employee within 2 years of the date this option is granted.

            (B) None of the shares acquired upon exercise of this option may be sold or otherwise disposed of within 1 year of the date on which such shares are transferred to the Employee.

            (C) At all times beginning on the date this option is granted and ending 3 months prior to the date on which the option is exercised, the Employee must remain employed by the Corporation or one of its Subsidiaries.

      Note: Failure to follow these rules will disqualify the Employee from treating the acquisition of shares pursuant to this option as an acquisition of shares pursuant to an "incentive stock option" under the Internal Revenue Code. The Employee should consult his own tax adviser concerning the tax treatment of this option.

      To evidence their agreement to the terms and conditions of this option, the Corporation and the Employee have signed this memorandum of option.

                                                     CORPORATION:

                                                     First Bancorp

                                                     By

                                                     EMPLOYEE:

                               Notice of Exercise

      I,______________________(Name) hereby exercise the option granted to me on_____________(Date of Option) and elect to purchase_________(Number) shares of the common stock of First Bancorp, at the option price of $_____ per share.

      I agree to provide First Bancorp with such other documents and representations as it deems appropriate, pursuant to the option.

               SAMPLE MEMORANDUM OF OPTION (INDEPENDENT DIRECTOR)

      This memorandum of option evidences the grant of an option to John Doe ("Director") pursuant to the First Bancorp 1994 Stock Option Plan (the "Plan"). This memorandum also describes the terms and conditions of the option.

      1. Grant of Option. First Bancorp(the "Corporation") hereby grants to the Director an option to purchase 500 shares of the Corporation's common stock, $5.00 par value ("common stock"), at a price of $20.00 per share. This option is granted as of June l, 1994.

      2. Term. The term of this option commences on June 1, 1994, and terminates on May 31, 2004.

      3. Payment of Exercise Price. The exercise price will be payable in full upon exercise of the option to purchase shares. Payment of the exercise price may be made in cash, or with shares of the Corporation's common stock, valued at the fair market value on the date of exercise.

      4. Transferability. The option may not be transferred by the Director, except upon the Director's death by will or by the laws of descent and distribution. None of the shares issuable upon the exercise of the option may be sold or otherwise transferred for consideration within six (6) months of the date of grant of the option set forth in paragraph 1 hereof.

      5. Exercise. During the Director's lifetime, only the Director may exercise the option. If the Director dies prior to the expiration date of this option, without having exercised the option as to all of the shares covered thereby, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised on the date of the Director's death, by the estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Director.

      The option shall be exercised by delivery to the Corporation of a Notice of Exercise in the form attached to this memorandum of option.

      6. Administration of Plan. The Plan is administered by a Committee appointed by the Corporation's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

      This option is granted pursuant to the Plan and is subject to the terms thereof.

      7. Capital Adjustments. The number of shares of common stock covered by this option, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Corporation.

      8. Rights as a Shareholder. The Director, or a transferee of any option, shall have no rights as a shareholder with respect to any shares subject to this option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph 7 hereof.

      To evidence their agreement to the terms and conditions of this option, the Corporation and the Director have signed this memorandum of option.

                                                     CORPORATION:

                                                     First Bancorp

                                                     By

                                                     DIRECTOR:

                               Notice of Exercise

      I,____________________(Name) hereby exercise the option granted to me on____________(Date of Option) and elect to purchase________(Number) shares of the common stock of First Bancorp, at the option price of $_____per share.

      I agree to provide First Bancorp with such other documents and representations as it deems appropriate, pursuant to the option.